UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2022

FORTISTAR SUSTAINABLE SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39939	85-2693583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Lexington Ave White Plains, New York	10601
(Address of Principal Executive Offices)	(Zip Code)

(914) 421-4900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	FSSIU	The Nasdaq Stock Market LLC
Class A common stock	FSSI	The Nasdaq Stock Market LLC
Warrants	FSSIW	The Nasdaq Stock Market LLC

☒
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K related to the amendment of the Trust Agreement (as defined below) is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the special meeting of stockholders of Fortistar Sustainable Solutions Corp. (the “Company”), held on December 2, 2022 (the “Special Meeting”), stockholders of the Company approved (i) the second amended and restated certificate of incorporation (the “Second Amended and Restated Charter”) and (ii) an amendment to the Investment Management Trust Agreement, dated January 29, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”), to allow the Company to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”) in advance of the Company’s contractual expiration date of January 29, 2023 by changing the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from January 29, 2023 to the later of (x) December 2, 2022 or (y) the date of effectiveness of the Second Amended and Restated Charter (the “Amended Termination Date”).

The Company filed the Second Amended and Restated Charter with the Secretary of State of the State of Delaware on December 2, 2022. The foregoing descriptions of the Second Amended and Restated Charter and the amendment to the Trust Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 24,322,421 (75.2%) of the Company’s issued and outstanding shares of common stock held of record at the close of business on October 28, 2022, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals (collectively, the “Proposals”) at the Special Meeting, which are described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on November 10, 2022 (as supplemented from time to time, the “Proxy Statement”).

Proposal No. 1 – The Charter Amendment Proposal – to adopt the Second Amended and Restated Charter to amend the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from January 29, 2023 to the Amended Termination Date.

For	Against	Abstain	Broker Non-Votes
24,318,872	3,545	4	N/A

Proposal No. 2 – The Trust Amendment Proposal – to amend the Trust Agreement to change the date on which the trustee must commence liquidation of the trust account established in connection with the Company’s initial public offering to the Amended Termination Date.

For	Against	Abstain	Broker Non-Votes
24,318,872	3,545	4	N/A

As there were sufficient votes to approve the Proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

Item 8.01	Other Events.

Since the Proposals were approved, and because the Company will not be able to complete an initial Business Combination by the Amended Termination Date, the Company will be obligated to redeem all Public Shares as promptly as reasonably possible but not more than ten business days after the Amended Termination Date (the “Mandatory Redemption”), and the Company’s warrants will expire worthless. The Company expects to complete the Mandatory Redemption on or around December 7, 2022 at a per-share redemption price of approximately $10.08.

On December 2, 2022, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation
10.1	Amendment to the Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2022	FORTISTAR SUSTAINABLE SOLUTIONS CORP.

	By:	/s/ Nadeem Nisar
		Name:	Nadeem Nisar
		Title:	Chief Executive Officer and Director